Mintz & Partners LLP

200 - 1 Concorde Gate
North York, ON M3C 4G4

T. 416.391.2900
F. 416.391.2748
Web site: www.mintzca.com

January 5, 2007

PRIVATE AND CONFIDENTIAL
BY MAIL

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.
20549
USA

Dear Sir/ Madam:

TELEPLUS WORLD, CORP – COMMISSION FILE NUMBER 000-49628

We have read the statement that Teleplus World, Corp. will include under Item 4.01 the Form 8-K report, which will be filed regarding the change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Yours very truly,

Mintz & Partners LLP

Per: Elliott M. Jacobson, C.A.
Partner

EJ/lm
Encl.

Direct Line: 416-644-4355
Direct Fax: 416-644-4356
E-Mail: elliot_jacobson@mintzca.com

::ODMA\PCDOCS\MINTZ\294288\1